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                                                                                                                 Exhibit 12

                                     INTERVEST BANCSHARES CORPORATION AND SUBSIDIARIES
                                     COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                    For the Year Ended December 31, 2005
                                                                                    ------------------------------------
                                                                                     Intervest
                                                                                    Bancshares     Intervest      Intervest
                                                                                   Corporation    Bancshares       Mortgage
($ in thousands)                                                                  Consolidated   Corporation    Corporation
---------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes (1)                                                 $      32,250  $        112   $      5,745
Fixed charges, excluding interest on deposits (2)                                       12,528         5,003          7,370
                                                                                 ------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits          44,778         5,115         13,115
Interest on deposits                                                                    44,919             -              -
                                                                                 ------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $      89,697  $      5,115   $     13,115
---------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
  Excluding interest on deposits                                                        3.57 x        1.02 x         1.78 x
  Including interest on deposits                                                        1.56 x        1.02 x         1.78 x
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                                                                                    For the Year Ended December 31, 2004
                                                                                    ------------------------------------
                                                                                     Intervest
                                                                                    Bancshares     Intervest      Intervest
                                                                                   Corporation    Bancshares       Mortgage
($ in thousands)                                                                  Consolidated   Corporation    Corporation
---------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes (1)                                                 $      20,229  $        107   $      4,379
Fixed charges, excluding interest on deposits (2)                                       12,353         4,351          7,945
                                                                                 ------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits          32,582         4,458         12,324
Interest on deposits                                                                    26,330             -              -
                                                                                 ------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $      58,912  $      4,458   $     12,324
---------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
  Excluding interest on deposits                                                        2.64 x        1.02 x         1.55 x
  Including interest on deposits                                                        1.52 x        1.02 x         1.55 x
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                                                                                    For the Year Ended December 31, 2003
                                                                                    ------------------------------------
                                                                                     Intervest
                                                                                    Bancshares     Intervest      Intervest
                                                                                   Corporation    Bancshares       Mortgage
($ in thousands)                                                                  Consolidated   Corporation    Corporation
---------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                                          $      15,993  $       (638)  $      3,255
Fixed charges, excluding interest on deposits (2)                                       10,127         3,024          7,140
                                                                                 ------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits          26,120         2,386         10,395
Interest on deposits                                                                    18,437             -              -
                                                                                 ------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $      44,557  $      2,386   $     10,395
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Earnings to fixed charges ratios:
  Excluding interest on deposits                                                        2.58 x         .79 x         1.46 x
  Including interest on deposits                                                        1.56 x         .79 x         1.46 x
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
(1)  Intervest  Bancshares  Corporation's earnings (loss) before income taxes includes dividends received from subsidiaries for purposes of this calculation.
(2)  Fixed  charges  represent  interest  on  debentures and federal funds purchased and amortization of debenture offering costs.
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